Q3 2016 EARNINGS CALL May 12th, 2016 DALLAS / MUMBAI

This presentation and comments made by management may contain forward-looking statements that involve a number of risks and uncertainties associated with our business. The factors that could cause our actual results of operations to differ materially from any forward-looking statements by our management are detailed in our most recently filed Form 10-K or 10-Q’s as applicable. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events. SAFE HARBOR PROVISION 2

INTRODUCTION / AGENDA 3  Website Update – Investor Relations Section – Earnings Call Tab  Introductions – Harold Montgomery  Q3 Financial Review – Scott Arey  Business Outlook – Harold Montgomery

WEBSITE – www.calpian.com – Investor Relations 4

Agent Assisted Transactions 5 306,423 Retail Stores 172 Million Indian Consumers Earn a Fee for Assisting the Consumer Saves Time and Money $1 Billion USD Processed Volume Run Rate Data through April 25, 2016

Easy Execution Interface 6 Wallet Loaded By MoneyOnMobile Agent Travel Tickets Domestic Remittance (P2P) Mobile Airtime Television eCommerce Metro Card Recharge Utility Payments Data through April 25, 2016

Fiscal 3rd Quarter 10Q (Quarter Ending December 31) 7  Key Accounting & System Changes  Gross vs. Net Accounting  Domestic Operations Shown As Discontinued  Full NetSuite Implementation  Processed Volume Trend  Revenue Trend (Net Basis / Discontinued Domestic)  Gross Margin Trend  Operating Losses / Equity

₹ 7 ₹ 10 ₹ 14 ₹ 0 ₹ 2 ₹ 4 ₹ 6 ₹ 8 ₹ 10 ₹ 12 ₹ 14 Q1 '16 Q2 '16 Q3 '16 Bill ion s Total Processed Volume PROCESSED VOLUME TREND 8  PV up 108%  48% increase in revenue Q1 ‘16 to Q2 ‘16  40% increase in revenue Q2 ‘16 to Q3 ‘16  Sustainable organic growth  Driven by Money Transfer Q3 Ending December 31 (prior two quarters also shown)

REVENUE TREND 9  Revenue up 26%  13% increase in revenue Q1 ‘16 to Q2 ‘16  11% increase in revenue Q2 ‘16 to Q3 ‘16  Sustainable organic growth  Driven by Money Transfer Q3 Ending December 31 (prior two quarters also shown) $1.3 $1.4 $1.6 $- $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 $1.6 $1.8 Q1 '16 Q2 '16 Q3 '16 M il lio n s Total Revenues (Net) $1.3 $1.4 $1.6 $0.5 $0.8 $1.1 $1.4 $1.7 M il lio n s

$524 $675 $892 $- $300 $600 $900 Q1 '16 Q2 '16 Q3 '16 Th o u s a n d s Gross Profit Margin GROSS MARGIN TREND 10  Gross Margin up 70%  29% increase in revenue Q1 ‘16 to Q2 ‘16  32% increase in revenue Q2 ‘16 to Q3 ‘16  Sustainable organic growth  Driven by Money Transfer Q3 Ending December 31 (prior two quarters also shown)

OPERATING LOSSES / EQUITY 11  Company continues trend of running operating losses to build businesses  Q3 equity reflects losses taken as part of the transition to a “pure India play” Q3 Ending December 31 (prior quarters also shown) India Operations Only $ millions Q1 '16 Q2 '16 Q3 '16 Revenues 1.3$ 1.4$ 1.6$ Cost of sales 0.7 0.8 0.7 Gross margin 0.5$ 0.7$ 0.9$ Salaries and wages 0.4$ 0.6$ 0.6$ SG&A 1.0 0.6 1.0 Depr and amort 0.2 0.2 0.1 Total operating exp 1.6$ 1.4$ 1.7$ Total op inc / (loss) (1.1)$ (0.8)$ (0.8)$ Interest expense 0.0 0.1 (0.0) Income tax expense - - - Net income / (loss) (1.1)$ (0.9)$ (0.8)$ Gross Rev GM% 41% 47% 55% Comprehensive Losses Including U.S. Losses Consolidated Loss (3.3)$ (6.1)$ (6.7)$

U.S. Domestic:  Discontinued Operations India:  Continued growth in revenue, closing the gap to breakeven  Store count 310, 676 at March 31, 2016  More than 172 million unique users since inception  7.8 million users accessed the service during March 2016  4.5 million repeat users in March, 2016 up 15% from March 2015. FISCAL Q3 2016: KEY EVENTS 12